UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2016

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Asset Purchase and Sale Agreement

On December 19, 2016, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”) and Car.com, Inc., a Delaware corporation and wholly owned subsidiary of Autobytel (“Car.com”), entered into an Asset Purchase and Sale Agreement (“Purchase Agreement”), by and among Autobytel, Car.com, and Internet Brands, Inc., a Delaware corporation (“Internet Brands”), pursuant to which Internet Brands will acquire substantially all of the assets of the automotive specialty finance leads group of Car.com (“Acquired Group”) (the foregoing purchase is referred to herein as the “Purchase Transaction”). The Purchase Transaction is anticipated to close as of December 31, 2016.

The transaction consideration will consist of: (i) Three Million One Hundred Seventy Nine Thousand Five Hundred Sixty Dollars ($3,179,560.00) paid in cash upon the closing of the Purchase Transaction; and (ii) One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000.00) in the aggregate to be paid over a five year period following the closing of the Purchase Transaction pursuant to the Transitional License and Linking Agreement described below. Autobytel and Car.com are subject to an agreement not to compete in the automotive specialty finance leads business for five years following the closing of the Purchase Transaction.

The Purchase Agreement contains representations, warranties, covenants and conditions that Autobytel and Car.com believe are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations. The assertions embodied in the representations and warranties were made solely for the purposes of the Purchase Agreement and may be subject to important qualifications and limitations. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, are subject to a contractual standard of materiality different from that generally applicable to investors, or may be used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement must not be relied upon as statements of factual information.

In connection with the Purchase Transaction, Internet Brands, Car.com and Autobytel entered into an agreement pursuant to which Car.com and Autobytel will provide to Internet Brands certain transition services and arrangements.

Concurrent with the closing of the Purchase Agreement, Autobytel and Car.com will enter into a Transitional License and Linking Agreement (“License Agreement”) with Internet Brands, the form of which is attached as an exhibit to the Purchase Agreement. Pursuant to the License Agreement, (i) Internet Brands will pay Autobytel fees in the aggregate amount of One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000.00) over the five-year term of the License Agreement; and (ii) Car.com will (1) grant Internet Brands a limited, non-exclusive, non-transferable license to use the Car.com logo and name solely for sales and marketing purposes in Internet Brand’s automotive specialty finance leads business; and (2) provide certain redirect linking of consumer traffic from the Acquired Group’s current specialty finance leads application forms to a landing page designated by Internet Brands.

The foregoing descriptions of the Purchase Agreement and License Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, and by reference to the form of Transitional License and Linking Agreement, a copy of which is attached as Exhibit B to the Purchase Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Mr. William Ferriolo to Executive Vice President, Chief Operating Officer

By action taken as of December 15, 2016, the Board of Directors of Autobytel (the “Board”) promoted Mr. William Ferriolo to the newly created position of Executive Vice President, Chief Operating Officer.  Mr. Ferriolo previously served as Autobytel’s Executive Vice President, Chief Business Officer.

In connection with Mr. Ferriolo’s promotion, the Compensation Committee of the Board approved amendments to the Amended and Restated Employment Agreement dated April 23, 2015, as amended by Amendment No. 1 to Amended and Restated Employment Agreement, dated January 22, 2016, by and between Autobytel and Mr. Ferriolo (as amended, the “Ferriolo Employment Agreement”), effective as of December 15, 2016. The amendments to the Ferriolo Employment Agreement provide, effective as of January 1, 2017, for: (i) an increase of $18,700 in Mr. Ferriolo’s annual base salary from $366,300 to $385,000; and (ii) an increase in Mr. Ferriolo’s annual incentive compensation opportunity target percentage from 65% to 70% of his base annual salary.

In addition, the Compensation Committee of the Board approved a grant of stock options to purchase 25,000 shares of Company common stock at an exercise price of $14.10 per share and a date of grant of December 15, 2016. The stock options were granted pursuant to the Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan (“Plan”) and will vest over a three (3) year period, with one-third (1/3) vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four (24) months.  The stock options expire seven (7) years from the date of grant.

The foregoing description of the amendments to the Ferriolo Employment Agreement and stock option awards are not complete and are qualified in their entirety by reference to: (i) the Amendment No. 2 to Amended and Restated Employment Agreement, by and between Autobytel and Mr. Ferriolo, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference; and (ii) the Form of Employee Stock Option Award Agreement (Non-Qualified Stock Option) (Executive) under the Plan, which is incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2016.

Termination of H. Donald Perkins, Jr. as Executive Vice President, Strategic and Business Development

On December 21, 2016, the Company announced that Mr. H. Donald Perkins, Jr., Autobytel’s Executive Vice President, Strategic and Business Development, would be leaving the Company at the end of 2016. Mr. Perkins’ employment termination is without cause and will be effective as of December 31, 2016.

Item 9.01	Financial Statements and Exhibits.
(d)
Exhibits

2.1‡
Asset Purchase and Sale Agreement, made as of December 19, 2016, by and among Internet Brands, Inc., a Delaware corporation, Car.com, Inc., a Delaware corporation and Autobytel Inc., a Delaware corporation

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated December 15, 2016, by and between Autobytel Inc. and William Ferriolo
10.2
Form of Employee Stock Option Award Agreement (Non-Qualified Stock Option)(Executive) under the Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on August 4, 2016)

‡
Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	AUTOBYTEL INC.
	By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Document

2.1‡
Asset Purchase and Sale Agreement, made as of December 19, 2016, by and among Internet Brands, Inc., a Delaware corporation, Car.com, Inc., a Delaware corporation and Autobytel Inc., a Delaware corporation

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated December 15, 2016, by and between Autobytel Inc. and William Ferriolo
10.2
Form of Employee Stock Option Award Agreement (Non-Qualified Stock Option)(Executive) under the Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on August 4, 2016)

‡
Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, for any schedule or exhibit so furnished.

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